UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2025

CACTUS ACQUISITION CORP. 1 LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40981	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4B Cedar Brook Drive

Cranbury, New Jersey 08512

(Address of principal executive offices, including zip code)

(609) 495-2222

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half redeemable warrant	CTSUF	Over The Counter (OTC) Market
Class A ordinary shares, par value $0.0001 per share	CCTSF	Over The Counter (OTC) Market
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CTSWF	Over The Counter (OTC) Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On 28 December 2025, Rainer Michael, an independent director of Cactus Acquisition Corp. 1 Limited (the “Company”), notified the Company that he has resigned from the Company’s Board of Directors (the “Board”), effective immediately. Mr. Michael’s resignation is for personal reasons and did not result from any disagreement with the Company on any matter relating to its operations, policies, or practices, including with respect to accounting principles or practices, financial statement disclosure, or internal controls.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2026

CACTUS ACQUISITION CORP. 1 LIMITED

By:	/s/ Adam Ridgway
Adam Ridgway
Chief Executive Officer